Exhibit 8.1

To:

Auris Medical Holding AG

Bahnhofstrasse 21

6300 Zug

Switzerland

Zurich, July 21, 2014	Marco A. Rizzi | Partner
mrizzi@froriep.ch

Auris Medical Holding AG – Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as Swiss counsel to Auris Medical Holding AG (the “Company”) in connection with the filing of a registration statement on Form F-1 filed on July 21, 2014 (Registration No. 333-197105), including the prospectus set forth therein (the “Registration Statement”) for the purpose of registering under the United States Securities Act of 1933, as amended (the “Securities Act”) 6,900,000 common shares of CHF 0.40 par value each of the Company and any additional shares with a nominal value of CHF 0.40 sold or, if and to the extent such option is exercised, to be sold to the underwriters pursuant to the over-allotment option granted by the Company to the underwriters (the “Shares”). As such counsel, we have been requested to render an opinion as to certain matters of Swiss law.

1.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof and as currently applied by the Swiss courts. In the absence of statutory or established case law, we base our opinion on our independent professional judgement.

This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any other matter.

For the purpose of giving this opinion, we have only examined a pdf copy of the Registration Statement.

No documents have been reviewed by ourselves in connection with this opinion other than the Registration Statement. Accordingly, our opinion is limited to the Registration Statement and its legal implications under Swiss law.

All terms used in this opinion in uppercase form shall have the meaning ascribed to them in the Registration Statement, unless otherwise defined herein. In this opinion, Swiss legal concepts are expressed in English language terms and not in their original language. These concepts may not be identical to the concepts described by the same English language terms as they exist under the laws of other jurisdictions.

2.	Assumptions

In rendering the opinion below, we have assumed that:

a)	the offering and sale of the Shares will be conducted in the manner as described in the Registration Statement;

b)	the Registration Statement has been duly filed by the Company; and

c)	to the extent relevant for purposes of this opinion, all factual information contained in, or material statements given in connection with, the Registration Statement are true, complete and accurate.

3.	Opinion

Based upon the foregoing and subject to the qualifications set out below, we are of the opinion that as of the date hereof the discussion in the Registration Statement contained under the heading “Swiss Tax Considerations” is as it addresses matters of Swiss tax law or considerations, an accurate summary in all material respects of the tax matters purported to be described therein.

4.	Qualifications

The above opinion is subject to the following qualifications:

a)	The lawyers of our firm are members of the Swiss bar and do not hold themselves to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

b)	This opinion is based on the current provisions of the laws of Switzerland and the regulations thereunder in effect on the date hereof and only as currently interpreted in Switzerland. Such laws and their interpretation are subject to change.

c)	Except as expressly stated herein, we express no opinion as to the accuracy of the information contained in the Registration Statement.

d)	Except as expressly stated herein, we express no opinion as to any other legal matters. We express no opinion as to any non-legal matters.

* * *

We have rendered this opinion as of the date hereof and we assume no obligation to advise you of changes that may thereafter be brought to our attention.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading “Legal Matters” contained in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion shall be governed by and construed in accordance with the laws of Switzerland.

Sincerely yours,

FRORIEP

/s/ Ansgar Schott

Ansgar Schott (on behalf of Marco A. Rizzi)